UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2011

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (I.R.S. Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2011, Hovnanian Enterprises, Inc. (the “Company”) announced that Paul W. Buchanan, Senior Vice President and Chief Accounting Officer of the Company, will retire effective May 6, 2011.   Mr. Buchanan recently marked his 30th anniversary with the Company, initially joining the Company as Corporate Controller in 1981.

Additionally, the Company announced that Brad G. O’Connor was appointed Chief Accounting Officer, effective May 6, 2011.  Mr. O’Connor will also continue to hold his current position of Vice President and Corporate Controller.  Mr. O’Connor, age 40, joined the Company as Vice President, Associate Corporate Controller in May 2004, and in December 2007, Mr. O’Connor was named to his current position.  Prior to joining the Company, Mr. O’Connor served as Controller for Amersham Biosciences, a global biotech company, and was a Senior Manager in the audit practice at PricewaterhouseCoopers LLP.  Mr. O’Connor is a Certified Public Accountant and holds a B.S. in Finance from Pennsylvania State University and an M.B.A. from Columbia University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)
By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

Date: February 28, 2011